Exhibit T3A3

State of North Dakota

SECRETARY OF STATE

CERTIFICATE OF ORGANIZATION
OF

BADLANDS LEASING, LLC
Secretary of State ID#: 24,191,900

The undersigned, as Secretary of State of the State of North Dakota, hereby certifies that Articles of Organization for

BADLANDS LEASING, LLC
duly signed and executed pursuant to the provisions governing a North Dakota Limited Liability Company, have been received in this office and are found to conform to law.

ACCORDINGLY the undersigned, as such Secretary of State, and by virtue of the authority vested in him by law, hereby issues this Certificate of Organization to

BADLANDS LEASING, LLC

Effective date of organization: December 14, 2007

Issued: December 14, 2007

Alvin A. Jaeger
Secretary of State

INVOICE/STATEMENT
SECRETARY OF STATE
SFN 16748 (3-98)

ID # 016792202
JENNIFER M NASNER
CROWLEY, HAUGHEY, HANSON, TOOLE & DIETR
ICH P.L.L.P.
111 EAST BDWY
PO BOX 1206
WILLISTON ND 58802-1206

12/14/2007

RECEIPT - 0434636	206471	135.00
WORK ORDER - 0442189	12/14/2007	
LLC ARTICLES	BADLANDS LEASING, LLC	
		125.00
LLC AGT CONSENT	ID #24191900	
		10.00
	BALANCE DUE	.00

SECRETARY OF STATE
STATE OF NORTH DAKOTA
600 E BOULEVARD AVE DEPT 108
BISMARCK ND 58505-0500
HOME PAGE www.nd.gov/sos

ACCOUNTING 701-328-2901
GENERAL INFORMATION 701-328-2900
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SECRETARY OF STATE
STATE OF NORTH DAKOTA
600 E BOULEVARD AVE DEPT 108
BISMARCK ND 58505-0500

ID # 016792202

12/14/2007

0442189 .00

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RECEIVED DEC 14 2007 SEC. OF STATE

ARTICLES OF ORGANIZATION

OF

BADLANDS LEASING, LLC

The undersigned, acting as organizer of BADLANDS LEASING, LLC, under the North Dakota Limited Liability Company Act (Chapter 10-32), adopts the following Articles of Organization for said Limited Liability Company:

I.

NAME OF COMPANY

The name of the limited liability company is BADLANDS LEASING, LLC (the “Company”).

II.

PERIOD OF DURATION

The period of duration is perpetual from the date of filing of these Articles of Organization with the North Dakota Secretary of State, unless the Company is sooner dissolved.

III.

PURPOSE

The Company is organized (1) for the purposes of owning and leasing an airplane; and (2) for any general business purpose or purposes pursuant to Section 10-32-04 of the North Dakota Limited Liability Company Act.

IV.

REGISTERED OFFICE AND AGENT

The address of its initial registered agent, and the name of the initial registered agent at that address is as follows:

ARTICLES OF ORGANIZATION OF BADLANDS LEASING, LLC, A NORTH DAKOTA LIMITED LIABILITY COMPANY

Lawco of North Dakota, Inc.

111 East Broadway—PO Box 1206

Williston, ND 58802-1206

V.

MEMBERS

The total amount of cash to contributed by check or wire or certified funds and the fair market value of property contributed by the Members is $540,000.00. The Members have not agreed to make any additional contributions, but may agree to do so in the future upon the terms and conditions set forth in the Operating Agreement.

VI.

ADDITIONAL MEMBERS

The Members reserve the right to admit additional Members upon the unanimous agreement of the Members as to the admission of, and the consideration to be paid by, such new Members, and subject to the terms and conditions of the Company’s Operating Agreement.

VII.

OPERATING AGREEMENT

The Operating Agreement of the Company shall be executed by each Member of the Company and shall set forth all provisions for the affairs of the Company and the conduct of its business to the extent that such provisions are not inconsistent with law or these Articles.

VIII.

LIABILITIES OF MEMBERS AND MANAGERS

Members and managers of the Company are not liable under a judgment, decree or order of a court, or in any other manner, for a debt, obligation or liability of the Company.

ARTICLES OF ORGANIZATION OF BADLANDS LEASING, LLC, A NORTH DAKOTA LIMITED LIABILITY COMPANY

IX.

MANAGERS

The name and business address of the initial manager is:

Mark Johnsrud

2951 125th Avenue NW

Watford City, ND 58854

The manager may be removed and replaced by the Members, as provided in the Operating Agreement.

X.

ORGANIZERS

The name and address of the organizer is:

Jennifer M. Nasner

P.O. Box 1206

111 E. Broadway

Williston, ND 58802-1206

IN WITNESS WHEREOF, the undersigned has caused these Articles of Organization to be executed this 13th day of December, 2007.

By:	/s/ Jennifer M. Nasner
Jennifer M. Nasner

ARTICLES OF ORGANIZATION OF BADLANDS LEASING, LLC, A NORTH DAKOTA LIMITED LIABILITY COMPANY